UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 27, 2005


                                   ONTV, INC.
             (Exact name of Registrant as specified in its charter)


     Delaware                        0-29249                  16-1499611
--------------------            ------------------        ------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                          Identification No.)


                2444 Innovation Way, Bldg 10, Rochester, NY 14624
  ---------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (585) 295-8601
                                                       --------------

                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

      The Company buys "as seen on tv" products at distributor prices and sells the products to wholesale and retail customers through its websites, "SeenOnTV.Com" and "AsSeenOnTV.com".

       Consumer products which the Company markets, include a wide variety of categories, i.e.: health, beauty, weight loss, kitchen, sporting goods, and household appliances, etc. Products sold by the Company include: Pasta Pro, The Firm Body Sculpting System with Fanny Lifter, Rock-N-Roll Scooter, Flathose, Smoke Away, Perfect pancake, Emerson Switchboard, Sewing Genie, Vinyl Leather Repair, IGIA Instant Cover, IGIA Pore Cleanser, IGIA Electro-Sage 8, IGIA Laser Vac, Super SlimDown Now, PestOffense, Aero Mattress Topper, Wrap & Snap Curling Systems, AirCore, Cell Phone Internal Antenna, Space Bag, Versa Wrench, IGIA Wonder Forms, IGIA Therma-Spa, Marvins Magic, Nads, Tap Light, IGIA Platinum Nail, Epil Stop & Spray, Steam Buggy, Steam Bullet, Oxiclean, Orangeglow, Shelf Master, True Motion Lures, ORB, Ginsu Knives, Hygionic Tooth Brushes, Steamin Iron, IGIA CelluLift, Nathan's Grill, George Foreman Grilling Machine, FlavorWave Oven, Instagone, Iron Wonder, IGIA Epielle, Pro Trim Paint Roller, PVA Mop, Quick-n-Brite, Safety Can, Silver Lighting, Sweet Simplicity, Cable Flex, Orbitrek, Ab Slide, Simoniz Car Wash, Flowbee, Thundersticks, and Ab Rocker.

      The Company purchases products from a multitude of vendors including:
Media Group, Reliant Interactive Media, On-Tel Products Corp., Orange Glo International, Inc., Cava, Homedics, Thane, Ronco Inventions, Salco International, Salton, and Tactica International. The Company relies, to a large extent, on rapid order fulfillment from its vendors. The Company does not have any long-term contracts or arrangements with any of its vendors that guarantee the availability of merchandise, the continuation of particular payment terms or the extension of credit limits.

      Substantially all of the Company's operations are conducted through its wholly owned subsidiary, Seen On TV.

      Information concerning the Company's operating results, assets, liabilities and stockholders equity follows:

Results of Operations:
                                                          Nine Months
                                  Year Ended                 Ended
                                 June 30, 2004           March 31, 2005
                                ---------------         ----------------

      Sales                     $  3,934,584              $  4,158,734
      Cost of Sales               (2,607,950)               (2,682,383)
      Operating Expenses          (1,734,286)               (1,306,592)
      Other Income (Expense)         (92,399)                      219
                                -------------             ------------
      Net Income (Loss)           $ (500,051)              $   169,978
                                  ===========              ===========

Balance Sheet Data:
                                 June 30, 2004           March 31, 2005
                                 -------------           --------------

      Current Assets              $  269,575             $  742,234
      Total Assets                 3,036,106              1,314,554
      Current Liabilities            400,072                645,228
      Total Liabilities            2,994,320              1,097,750
      Working Capital (Deficit)     (130,497)                97,006
      Stockholders' Equity            41,786                216,804

      The Company's common stock trades on the OTC Bulletin Board under the symbol "ONTV". Between July 1, 2002 and May 31, 2005 trading volume was nominal and the price of the Company's common stock ranged between $0.01 and $0.17 per share. During the twelve month period ended May 31, 2005 there were 100 days when not a single share of the Company's common stock was traded. On May 23, 2005 the Company filed its report on Form 10-QSB for the nine months ended March 31, 2005. Although the 10-QSB report reflected net income of $169,978 for the nine-month period, the trading volume in the Company's common stock between May 23, 2005 and June 10, 2005 was less than $500.

      Based upon the past prices of its common stock the Company's management does not believe that its operations will ever attract sufficient interest among investors so that the Company's stock price and trading volumes will increase to meaningful levels.

      Consequently, the Company believes it is in the best interest of its shareholders to dispose of its current business and attempt to acquire a new business which may provide more value to the Company's shareholders. To further this objective the Company proposes to sell to Daniel M. Fasano, the Company's President, all of the shares of Seen On TV, as well as the following other assets which are incidental to the business of Seen On TV:

     o the trademarks, "AsSeenOnTV.com", "SeenOnTV.com", "What a", "What a Saw", and " What a Product".
     o the trade names, "ONTV", "AsSeenOnTV.com", "SeenOnTV.com" and "What a Product".
     o the internet domain addresses "SeenOnTV.com" , "ASeenOnTV.com" and "AsSeenOnTV.com".
     o    all of the Company's office equipment.

      In return for the shares of Seen On TV and the assets described above, Mr. Fasano will pay the Company $300,000 ("the Purchase Price"). The Purchase Price will be paid in the following manner:

     o The unpaid amount of the Purchase Price will bear interest at 5.75% per year. Interest will note be compounded.

     o 25% of the net, after-tax income from the operations of Seen On TV will be paid to the Company until the Purchase Price, plus accrued interest, is paid in full.

     o At the time of the sale, the liabilities of Seen On TV will not exceed $400,000. As of June 30, 2005 the liabilities of Seen On TV were approximately $155,000. If the sale is completed, these liabilities will remain the liabilities of Seen On TV and will no longer be the obligations of the Company. Mr. Fasano may, at any time, and in his sole discretion, elect to assume all or a certain amount of the Company's liabilities which, if the asset sale is competed, will consist primarily of amounts owed to Mr. Fasano for unpaid salary ($453,522 as of June 30, 2005). If Mr. Fasano assumes $300,000 of the Company's liability to him, the purchase price for Seen On TV will be satisfied without the payment of any cash to the Company. The Purchase Price will be reduced by the amount of any liabilities assumed. If, at the time of the sale, the liabilities of Seen On TV exceed $400,000 and Mr. Fasano agrees to proceed with the asset sale, Mr. Fasano will assume all liabilities of Seen On TV.

      A copy of the Agreement between the Company and Mr. Fasano is filed as an exhibit to this report.

Item 9.01   Financial Statements and Exhibits

      The following exhibit is filed with this report.

Exhibit No.       Description
----------        -----------

10.1              Agreement Regarding Sale of Assets (as amended)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 2, 2005

                                 ONTV, INC.



                                 By:   /s/ Daniel M. Fasano
                                      ----------------------------------
                                     Daniel M. Fasano, Chief Executive Officer